UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2010

Millennia, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-16974 (Commission File Number)	59-2158586 (I.R.S. Employer Identification Number)

801 E Campbell Road, Suite 638, Richardson, Texas 75081
 (Address of principal executive offices) (Zip code)

972-792-8873
 (Registrant's telephone number, including area code)

2591 Dallas Parkway, Suite 102, Frisco, Texas 75034
(Former Address)

Copies to:
Ronald L. Brown
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On July 28, 2010. Millennia, Inc. (the “Registrant” or the "Company") entered into an Asset Purchase Agreement (the “Agreement”) with Reunion Sports Group, LLC ("Reunion").  All conditions for closing were satisfied or waived, and the transaction closed on September 14, 2010. See ITEM 1 through ITEM 15, beginning below.

Item 5.01 Changes in Control of Registrant.

See  ITEM 1 through ITEM 15 beginning below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See  ITEM 1 through ITEM 15 beginning below.

Item 9.01 Financial Statements and Exhibits.

See ITEM 15

The following information about the Registrant and the transaction with Reunion is presented in the format of a Form 10 registration statement.

ITEM 1.                      BUSINESS

The Registrant’s Business and History

The Company was incorporated in the State of Florida in 1982 under the name of S.O.I. Industries, Inc. and changed its state of incorporation to the State of Delaware in 1987. On December 10, 1996, the Company changed its name to Millennia, Inc. In February 2005 the Company changed its state of incorporation to the State of Nevada.

Since its inception the Company has been a diversified management company engaged through its affiliates and subsidiaries in various businesses. The Company's primary business has been to acquire and operate business operations through affiliates and subsidiaries and to provide management expertise to the affiliates and subsidiaries. Consequently, the Company has never had any operations of its own that were not part of one of its affiliates and/or subsidiaries. Until 1998 the Company's common stock was listed on the American Stock Exchange. In the same year, its common stock was involuntarily delisted from the Exchange due to a failure to meet the qualifications for continued listing, and subsequently in November 1998 the Company filed a Form 15 with the Securities and Exchange Commission, terminating its Registration and duty to file Reports with the Commission. Accordingly, the Company became a non-reporting company, with its common shares being traded in the OTC Pink Sheets under the symbol "MENA".

From November 1998 to January 2005, the Company had no business operations. In January 2005 it acquired 100% of the common stock of Thoroughbreds, Inc. ("Thoroughbreds"), which became a wholly owned subsidiary of the Company and recommenced operations.

Since May 2008, the Company has been a small reporting company, posting modest sales and operating losses.  In mid-2010, the directors determined that opportunities for additional sales and potential growth were not sufficient to continue to incur the expense of being a public company, and that the Company should seek a new business offering the prospect for faster growth.  On July 28, 2010, following a period of negotiations, the Company entered into the Agreement with Reunion.

United League Baseball, Inc. Business and History

United League Baseball, Inc. (ULB), a wholly owned subsidiary of Millennia, Inc., was incorporated August 5, 2010 for the purpose of organizing and operating a league of  independent professional minor league baseball teams,  together with other related baseball and entertainment operations.

To further its purposes, ULB has, under the terms of  the Agreement entered into affiliation agreements with   six independent minor league professional baseball teams located across Texas which presently comprise United League Baseball.  The affiliation agreements provide that each of the six baseball teams, each of which is a Texas limited liability company,  will play as an affiliate in the ULB for so long as ULB shall operate as a league and will pay to ULB annual fees in the amount of $100,000.00 per team.

Reunion was organized on April 5, 2007 for the purpose of acquiring minor league baseball operations. There were no activities until April 2009, when Reunion acquired the operations of five minor league teams - the  Amarillo 'Dillas,  the Laredo Broncos, the San Angelo Colts, the Edinburg Roadrunners, and the Rio Grande Whitewings Baseball Club - all located in the State of Texas. The Coastal Bend Professional Baseball Club,, LLC, d/b/a the Coastal Bend Thunder,  in Nueces County, Texas, was formed by Reunion on March 28, 2009.

           The Company intends to significantly expand the number of teams in the league.  As owner of a league, the Company will have the sole right to establish, own, and operate additional teams in any geographic area.  The Company intends to expand through acquisition of existing teams or establishment of new teams in larger metropolitan areas such as Dallas-Fort Worth and Houston, as well as in medium sized cities.  Each new team will become an affiliate of ULB.

We believe our business – independent minor league professional baseball – is a business that can be consistently profitable. American's passionate commitment to professional sports, notably to baseball, is a well known and widely understood fact. Generations of families have grown up at baseball parks watching America’s pastime. Further, ownership of sports businesses provides a level of satisfaction and pride that is typically unmatched by other businesses.

Independent minor league professional baseball is a segment within the professional sports industry with a number of characteristics making it desirable as an investment opportunity. In addition to these general characteristics, the business of independent minor league professional baseball offers certain advantages that minor league baseball teams affiliated with Major League Baseball do not enjoy.

This is a product that:

•
Offers an extremely budget-friendly source of entertainment and community for sports fans of all ages and types. Our product offers a quality fan experience similar to MLB but costs fans a fraction of the amount required to attend and enjoy MLB games

•	Can be managed to create a high-quality fan experience without having to serve the personnel and management needs, dictates and whims of major league affiliates

•	Has a significant expansion potential throughout Texas and many other areas within the United States; expansion does not require permission of MLB or any other governing body

Millennia offers a combination of:

•	Ownership of the United League Baseball, Inc., already affiliated with six existing established teams, providing Millennia with numerous opportunities for expansion.

•
Solid economics with its expansion teams' revenues from multiple sources including: ticket sales, advertising,  concessions, game day events, merchandise (in stadiums and online), sponsorship of winter leagues and stadium rentals for non-baseball uses

•	A business model designed and operated to enable minimization of operating costs while optimizing return on investment through carefully planned investment of growth capital to expand the business

Management

Millennia, and ULB are managed by experienced sports business professionals whose focus is on profitable operations and expansion into markets with characteristics proven to support successful operations of minor league professional baseball teams.  Each member of ULB management has a diverse business and professional background.

In addition to the executive management of Millennia and ULB, each team established by  Millennia for inclusion in ULB will have a staff of local professional managers, paid by the team but supervised and managed by Millennia and ULB management, with professional independent minor league baseball experience, as described in the following “Organization & Operations.”

Sports franchises operated as a hobby or source of ego gratification generally perform poorly from a financial perspective. Because of Americans fascination with sports, sports franchises operated as well-run businesses become a source of revenues and profits that don’t erode merely because of the passage of time. Independent professional baseball in particular, providing, as it does, a product that is part of the national culture, has an unchanging appeal year-in and year-out.

Millennia's Management believes attention to detail, experienced managed of community relations, focus on profitability, and commitment to delivering a high quality fan experience with excellent corporate advertising and sponsorship value, game after game, is the key to achieving uninterrupted business success.

Organization & Operations

While baseball is a seasonal sport, the operation of the teams and the League is a year around business. In order to achieve targeted financial results each local team must have management, operations and sales capabilities in place.

The number of business personnel employed by each team varies somewhat due to several factors, so each team does not necessarily have a different individual filling each of the positions described below. However, all of the following roles must be represented for each team. In some instances individuals assume the responsibilities of more than one role. Each team typically has a number of other clerical employees, seasonal contractors and interns working in various administrative and sales support roles.

The roles and responsibilities for the business operations of each team are as follows:

•
General Manager – Overall team supervision, team budget supervision, human resources, major sponsor/sales relations, public/customer relations, stadium operations, overall game day operations, team marketing and sales oversight, community/media relations, publications

•	Office Manager – Bookkeeping, billing and administrative operations of team office
•	Field Manager – On-field Management of team, players and equipment, recruitment, contracts with players
•
Assistant GM Marketing/Sales – Sales of team advertising/promotion inventory, sales of individual and group tickets, production and fulfillment of all inventory products, community involvement/public relations, team marketing and advertising

•
Assistant GM Operations – Facility/field maintenance and operation, supervision of concessions, operations, supervision of souvenirs/branded merchandise marketing and sales, supervision of game day and ballpark personnel, supervise game day operations

•	Sales – Sales of team advertising/promotional inventory, sales of individual/group tickets
•	Tickets/Group Sales – Direct responsibility for ticket production, inventory control, ticket operations, sales of walk up and game day tickets
•	Concessions Manager – Sponsorship sales/promotions with vendors, supervise operations and profitability of concessions with third party concessions vendor
•	Merchandise Manager – Supervision of operations and profitability of souvenir and branded team merchandise at ball park and online, order team merchandise and giveaway items
•	Groundskeeper – Ongoing field and facility maintenance and management

The year-round operations of the business side of the teams are illustrated below:

•	OFF SEASON – FALL (September – October)
o	Review, follow-up and proof of performance with prior season sponsors
o	Begin renewal efforts with season ticket holders
o	Begin renewal efforts with large, primary sponsors
o	Plan extensive off-season community/public relations involvement to maintain visibility for teams
o	Prepare stadium for off-season usage (i.e. concerts, etc.)
o	Personnel review and restructuring for following season
o	Begin planning and budgeting for following season
o	Complete collection of remaining accounts receivable from prior season, if any
•	OFF-SEASON – WINTER (November – December)
o	Plan and execute off-season facility usage
o	Concentrate on renewing existing sponsors
o	Marketing and Sales activity with respect to larger sponsors that plan marketing budgets during the 4th quarter
o	Continuing renewal efforts for season ticket holders
o	Develop and market holiday gift items such as merchandise or discount ticket packages
o	Locate, hire and train new staff members
o	Continue extensive off-season community involvement/public relations efforts with emphasis on programs/activities involving local children
•	PRE-SEASON – SPRING (January – March)
o	Sell advertising/marketing inventory to new sponsors and renew contracts with existing sponsors
o	Aggressively market wide range of bulk ticket packages
o	Complete staffing of team
o	Train and supervise team operations
o	Increase intensity of off-season community involvement/public relations efforts with emphasis on childrens organizations. Implement youth league fund raising program
o	Begin planning and production of team marketing inventory items – signage, print pieces, promotional material, etc.
o	Promote media coverage of the team as team and player information becomes available
o	Plan extensive in-season media marketing/advertising plan utilizing bartered and purchased media time/space
o	Begin locating and signing players for upcoming season by Field Managers
•	PRE-SEASON – IMMEDIATE (April – May)
o	Continue planning and production of all sold advertising/marketing inventory
o	Continue sponsorship sales for upcoming season
o	Begin preparations for game day stadium operations – facilities, playing fields, concessions, souvenirs, game day staff, etc.
o	Intensify group tickets sales efforts to begin filling dates with groups and picnics
o	Produce and distribute season tickets and other large ticket packages
o	Begin single game ticket sales
o	Locate, audition, hire and train game day personnel

o	Make arrangements for baseball operations including practice facilities, hiring clubhouse manager/staff, make travel and accommodations arrangements for each team’s away games
o	Organize, assign and direct staff for fulfillment of all ongoing ‘game day’ responsibilities
o	Begin execution of season advertising/marketing promotional campaign for team and events
o	Maintain intense public visibility efforts including heavy involvement with youth sports leagues
•	SEASON – (May – August)
o	Play ball, entertain fans
o	Game day stadium operations (ticketing, concessions, souvenirs, additional revenue sources)
o	Game day promotional activities (in-game events, giveaway nights, etc.)
o	Continuous group and individual ticket sales efforts
o	Work with sponsors to achieve and document their marketing/sales objectives
o	Produce game day reports for each team; management review of game day reports
o	Manage RSG and ULB operations and financial activities
o	Management of team/player arrangements for travel, lodging, appearances, baseball clinics, etc.
o	Provide ongoing media information – statistics, game reporting, player access and so forth to ensure maximum media exposure

As owner of ULB, the Company  can  add expansion teams to ULB at will, with no ‘up front’ franchise fees or other payments typically associated with acquiring the right to join a professional sports league. Expansion teams formed by Millennia will require direct investment for the costs of creating, forming and commencing operations of the team.

ULB will be able to exercise control over the expenses of the teams. For example, it will mandate a strict salary cap for the players of each team, and it controls all other major elements of team expenses.

ULB’s sole source of revenue are the fees paid by the individual teams.  ULB will  use this money to pay its operating expenses.

The Company’s sources of revenues are intended to include revenues from team operations, stadium construction contracts, and online and interactive sales of merchandise, videos, information, and/or entertainment,

The teams have four primary categories of revenue:

•
Ticket Revenue – includes the sales of tickets both prior to the season and during the season. Some of the stadiums used by teams in the League have boxes and other premium seating arrangements for which higher prices can be charged.  Pre--season marketing of various season ticket packages and the  sale of tickets through promotional packages and events characterizes operations.

•
Advertising Revenue – each stadium has various elements that are configured to display advertising including outfield fences and scoreboards. Additionally, game programs contain significant advertising. Advertising on the back of tickets is also sold. Various other forms of advertising and promotion for advertisers are sold.

•
Game Day Revenue – includes concessions, programs, merchandise/souvenirs and parking. Game  day revenue is driven by game attendance and promotional activity during the game. Concessions are operated by a third party vendor and the team receives 40% of gross revenue from concession sales.

•
Stadium & Other Revenue - includes possible sale of naming rights for stadiums, rental of stadiums for non-baseball uses such as concerts, rental of and sales of players to Major League Baseball teams or other independent minor league teams.

Team expenses fall into five major categories:

•
Cost of Baseball Operations – includes team payrolls, transportation of teams to road games, hotels and food for teams on road trips, baseballs, bats, medical expenses, clubhouse supplies, spring training costs and league dues.

•
Cost of Marketing & Promotion – includes production of fence/scoreboard advertising, printed materials, promotional materials and activities, ticket printing, advertising and cost of entertainers hired for special appearances.

•	Cost of Goods Sold – includes cost of merchandise sold at stadiums and various other direct costs incurred for special promotional activities.

•
Game & Ballpark Expenses – includes stadium rent, stadium maintenance, preparation of stadium and field for games, utilities for stadium, trash collection and removal, security, stadium operations during games and miscellaneous expenses associated with operations of stadiums and games.

•
Administrative Expenses – includes salaries and payroll taxes for the local managers and staff of each team from general managers on down, insurance, telephone expenses, office expenses, computer expenses, entertainment and travel associated with operations of teams and sales, licenses and dues, bad debts, and typical office expenses such as postage, shipping, office supplies and so forth.

Future Expansion of the League

The Company intends to pursue a team expansion strategy and to make prudent expansion decisions with respect to costs of each expansion, impact on management time, availability of local managers, stadium considerations and the financial resources available to Millennia for expanding the number of teams in the ULB.

Expansion Criteria

Financially successful minor league professional baseball franchises have three characteristics:

•	They are located in a ‘good’ market

•	They operate in a well designed and revenue-maximizing stadium

•	They have expert management

Independent minor league baseball teams have been successful in attracting fans to games in sufficient numbers to achieve solid profitability in markets ranging from 100,000 people to major metropolitan areas with metro populations into the millions.

Every market has unique characteristics that affect the ability of an independent baseball team to achieve targeted attendance.

Medium sized, non-urban markets frequently do not have any other professional sports activities. Advertising rates in various media are also typically substantially lower in these areas and are quite targeted to the desired audience. It is much easier to identify and target community leaders and businesses for sponsorships and advertising. In smaller communities the professional baseball team is frequently a source of community and entertainment during the summer months that have limited competition for entertainment dollars.

Major markets will typically have other professional sports teams as well as many other forms of entertainment. Media purchases are more costly and the marketing messages are more diluted in terms of targeting specific audiences. However, independent professional baseball offers a high quality fan experience at a significantly lower cost than most other professional sports. There is also a sense of community and atmosphere at minor league baseball games frequently lacking in other professional sports events or other forms of entertainment.

Major market teams typically play in stadiums with larger capacities and attract larger crowds than those in a medium or smaller market.

Medium Market vs. Major Market Expansion

For markets meeting all other criteria the most significant factor in selecting a market is the existing stadium or the potential to build a new stadium.

New stadiums, designed to produce intensely fan-friendly environments, significantly increase attendance and revenues. Bowl configurations with close-to-the-field chair seating, ample knee room and open sight lines put every fan in the middle of the game – giving rise to a better fan experience. Raised concourses within the stadium provide a promenade keeping fans within sight of the game and the crowd even when shopping the concession and souvenir stands, dining in the corporate picnic area or heading to the restrooms.

The Company's management has considerable experience negotiating leases on stadiums as well as arranging for the design and construction of stadiums. Construction of new stadiums for use by ULB teams in the future will be pursued based on a proven design created by Byron Pierce and James Anglea, builders of new baseball stadiums for the Fort Worth Cats, San Angelo Colts and Ozark (Springfield) Missouri Mountain Ducks, among others.

Potential Expansion Markets

Management has identified 14 medium sized markets in Texas and Louisiana that do not currently have a professional independent or affiliated minor league baseball team and are suitable for expansion. These markets are:

Additionally, Management has identified 22 potential major markets and/or sub-markets within Texas and Louisiana that are suitable for expansion. In the list below several of the metropolitan areas are listed in total and then broken down into sub-markets within those metropolitan areas that would possibly be viable.

Millennia, as owner of ULB, will have no geographic limitations on where it chooses to put expansion teams, although markets with existing teams will typically be avoided.

Regulation.

The Company and ULB are  subject to general federal, state, and local government laws and regulations applicable to small businesses but are otherwise not subject to any particular industry-specific regulatory scheme.  Unlike minor league teams affiliated with Major League teams,  independent leagues and teams, such as ULB and its affiliated teams, are not subject to territorial limitations or operational requirements imposed by agreements with  Major League Baseball.

Intellectual Property

Millennia and ULB will depend on certain intellectual property rights in the conduct of its business.  These  include the trade name of the league, which has been conveyed to ULB. As the Company creates new expansion teams, it will create team names, designations, and copyrighted materials used in the advertising and promotion of the team.

ITEM 1A.                      RISK FACTORS

Risks Relating to Our Business:

ULB has a  limited operating history upon which to base an evalulation of the company.

ULB has only recently been formed and has not heretofore conducted any operations or collected any revenues. Any future revenues will be annual payments from the affiliated teams pursuant to their affiliation agreements with ULB.

With the removal of the Millennia assets and liabilities, the Company's assets consist only of ownership of ULB and limited cash. There is very little information on which to base any assumptions about the future performance of the Company.

We do not have any independent directors and we have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have a sole officer and director who makes decisions on all significant corporate matters such as the approval of terms of various loans or financing transactions in which we may engage, the approval of related party transactions, the compensation of our executive officers, and the oversight of the accounting functions.

We have not adopted a Code of Business Conduct and Ethics nor have we yet adopted any other corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may require additional capital in the future, which may not be available upon favorable terms or at all.

Our future capital requirements will depend on many factors, including industry and market  conditions,  our  ability to  successfully  implement  our branding and marketing  initiative and expansion of our business.  We anticipate that we may need to raise additional funds in order to grow our business and implement our business strategy.  We anticipate that any such additional funds would be raised through equity or debt  financings.  In addition, we may enter into a revolving credit facility or a term loan  facility  with one or more syndicates of lenders. Any equity or debt financing, if available at all, may be on terms that are not favorable to us.  Even if we are able to raise  capital through equity or debt  financings,  as to which there can be no assurance,  the interest  of  existing  shareholders  in our  company  may be  diluted,  and the securities we issue may have rights,  preferences and privileges that are senior to those of our common stock or may otherwise  materially  and adversely  effect the  holdings  or  rights of our  existing  shareholders.  If we  cannot  obtain  adequate capital,  we may not be able to fully implement our business  strategy, and our  business,  results  of  operations  and  financial  condition  would be adversely affected.  In addition, we may raise additional capital through private placements or registered offerings, in which broker-dealers will be engaged. The activities of such broker-dealers are highly regulated and we cannot assure that the activities of such broker-dealers will not violate relevant regulations and generate liabilities despite our expectation otherwise.

We depend on the availability  of  additional  human  resources for future growth.

We believe that continued expansion  is  essential  for us to remain competitive and to  capitalize on the growth  potential of our  business.  Such expansion may place a significant  strain on our  management  and operations and financial  resources.  As our  operations  continue  to  grow,  we will  have to continually   improve  our  management,   operational  and  financial   systems, procedures  and controls,  and other  resources  infrastructure,  and expand our workforce.  There can be no assurance  that our  existing or future  management, operating and  financial  systems,  procedures  and controls will be adequate to support our operations,  or that we will be able to recruit, retain and motivate our  personnel.  Further, there  can be no  assurance  that  we will be able to establish,  develop or maintain the  business  relationships  beneficial  to our operations, or to do so or to implement any of the above activities in a timely manner.  Failure to manage our growth effectively could have a material adverse effect  on our  business  and  the  results  of  our  operations  and  financial condition.

Failure  to protect our intellectual property rights could adversely affect our business.

We will depend upon our intellectual property rights including trademarks, copyrights, trade names and trade dress to promote the League and the Teams.  Infringements on these rights could create confusion for our fans and customers, and may be difficult and expensive to enforce.

We depend on key management personnel and the loss of their services could adversely affect our business.

We rely substantially on the efforts and abilities of our executive officers: John Bryant, Byron Pierce and Stan Wright.  The loss of the services of any of our executive officers may have a material adverse effect on our business, operations, revenues or prospects.  None of our executives is bound by any employment agreement.

Also, we believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel.  We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking.  As a result of this significant competition, we may experience a shortage of qualified personnel.

Risks Related to Our Industry

Our future revenues are dependent on the economic viability of the Teams in our league.

ULB’s ability to receive annual  fee payments from the six presently affiliated teams and our future ability to generate revenues from wholly-owned  new expansion teams or acquired teams  is dependent upon the sales and operating revenues of the teams.   Those sales and revenues could decline due to macro-economic and other factors outside of their control, such as changes in consumer confidence and declines in employment levels.

We will be subject to the condition of the economies in the cities and region in which we operate.

Changes in national and regional  economic  conditions,  as well as local economic  conditions  where the Company  conducts its operations,  may result in more  caution  on the part of  customers  and  consequently  fewer  sales and revenues.  These economic uncertainties involve, among other things, conditions and changes in consumer   confidence, income, and employment levels. These risks and uncertainties could periodically have an adverse effect on customer demand, which could cause its operating revenues to decline.  In addition, we are subject to various risks, many of them outside of our control, including availability and cost of labor, changes in government regulations, and increases in taxes and other local government fees. A reduction in its revenues could in turn negatively affect the market price of our stock..

We are subject to lost revenue from adverse weather and natural disasters.

We could be adversely affected by the occurrence of natural disasters. From time to time, our developed sites may experience strong winds, storms, flooding and excessive heat.  The occurrence of natural  disasters  could  adversely  affect our  business,  the  results of our operations,  prospects and financial  condition,  even though we currently  have insurance  against  damages  caused by natural  disasters,  including accidents or similar events.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

Even though we are not restricted by anyone to expand our operations into any geographic area in the United States, there are other independent baseball leagues and operations currently in existence that could also desire to expand their operations.  Currently there are seven other independent leagues in operation comprised of 58 teams in various cities.

There may be a conflict of interest which may hurt our stockholders' interest due to related parties’ transactions.

Currently, we use and share resources of our affiliated and related parties, including office space. There are risks involved in such an arrangement in which the Company's  interest may be harmed due to such related party transactions.

Risks Related To Our Common Stock

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

Our common stock could be removed from quotation on the OTCBB if we fail to timely file our annual or quarterly reports. if our common stock was no longer eligible for quotation on the OTCBB, the liquidity of our stock may be further adversely impacted.

Under the rules of the Securities and Exchange Commission we are required to file our quarterly reports within 45 days from the end of the fiscal quarter and our annual report within 90 days from the end of our fiscal year. Under rules adopted by the Financial Industry Regulatory Authority (FINRA) in 2005 which is informally known as the "Three Strikes Rule", a FINRA member is prohibited from quoting securities of an OTCBB issuer such as our company if the issuer either fails to timely file these reports or is otherwise delinquent in the filing requirements three times in the prior two year period or if the issuer's common stock has been removed from quotation on the OTCBB twice in that two year period. We failed to file our 2007 annual report on a timely basis. If we were to fail to file two additional reports on a timely basis through October 31, 2009, our stock would be removed from quotation on the OTCBB and would in all likelihood then be quoted on the Pink Sheets Electronic Quotation Service. Pink Sheets offers a quotation service to companies that are unable to obtain a quote of their securities on the OTCBB or a listing on an exchange. The requirements for quotation on the Pink Sheets are considerably lower and less regulated than those of the OTCBB or an exchange. If our common stock were to be quoted on the Pink Sheets, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock which would further adversely impact its liquidity.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

•	quarterly variations in our operating results;
•	interest rate changes;
•	changes in the market’s expectations about our operating results;
•	our operating results failing to meet the expectation of investors in a particular period;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	news reports relating to trends in our markets;
•	changes in laws and regulations affecting our business;
•	material announcements by us or our competitors;
•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions and acts of war or terrorism.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in the company.

We may never issue dividends.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. See “Dividend Policy” for more information. Consequently, an investor’s only opportunity to achieve a return on investment will be if the market price of our common stock appreciates and the shares are sold for a profit.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders

We have issued a significant amount of equity securities in the past and will continue to do so pursuant to certain strategic transactions, to fund expansion of our operations or for other purposes. We may issue shares of our common stock in the future for consideration that is greater than or less than the prevailing market price. To the extent we issue additional equity securities, our shareholders’ ownership percentage may be reduced, perhaps substantially.

ITEM 2.                      FINANCIAL INFORMATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles.  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Results of Operations and Liquidity and Capital Resources

We have audited the financial statements of ULB for the period of August 4, 2010 (inception) through August 31, 2010, which financial statements are presented elsewhere in our report. Such financial statements do not reflect any activity other than the contribution of $500 to equity and expenditures thereof for a loss of $500.  Financial statements of Millennia are contained in annual and quraterly reports filed with the SEC and publicly available.

Plan of Operations

ULB has entered into affiliation agreements  with six professional baseball organizations located in Amarillo, Edinburg, Harlingen, Laredo, Robstown and San Angelo, Texas which provide that each team  will pay to ULB an annual payment in the amount of $100,000 in installments of $25,000 on the first day of May, June, July and August of each year.

Working capital requirements for the league portion of the plan of operations are adequately funded through the team payments to be collected over the next 12 months from the six teams presently under contract.

Our anticipated expenses during the next twelve months will consist of $50,000, all of which can be met from our expected revenues.

In addition to the accumulated retained earnings from team payments to ULB, the Company plans to raise additional funds through private placements for establishment of new expansion teams to be included in ULB.

The Company intends to pursue an aggressive expansion strategy and to make prudent expansion decisions with respect to costs of expansion, impact on management time, availability of local managers, stadium considerations and the financial resources available to the Company for expansion.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions and estimates that affect the amounts reported.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Pro Forma Financial Statements

Appearing elsewhere in this report is a pro forma balance sheet of the Company reflecting the provisions of the Agreement under which the obligations of the Company ($3,544,744 at June 30, 2010) will be satisfied through the conveyance to the company's principle stockholders (i) all of the outstanding common stock of Thoroughbreds, Inc. (which carries with it all of the assets and outstanding indebtedness of Thoroughbreds, Inc.), (ii) cash of $100,000 (of which $25,000 was previously paid as a deposit), and (iii) a promissory note in the principal amount of $200,000,  payable six months from closing.  As a result, immediately after closing, the Company and ULB on a consolidated basis will have essentially no assets or liabilities.

Payments Due by Period

We do not currently have any liabilities or obligations. Sherb & Co. LLP., our auditors will be billing ULB $10,000 for their recent audit.

ITEM 3.                                PROPERTIES

Description of Property

The Company’s principal office is located at 801 E. Campbell Road, Suite 638, Richardson, TX. 75081.  The Company shares office space at no cost from one of its principal shareholders, Reunion Sports Group, LLC..

ITEM 4.                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock (1) by each person who is known by us to beneficially own more than 5% of Common Stock, (2) by each of the officers and directors; and (3) by all of the officers and directors as a group.

Name and Address	Number of Shares Owned		% Total Outstanding Shares

Reunion Sports Group, LLC 801 E. Campbell Road, Suite 638 Richardson, TX 75081	36,500,000		93.98

Halter Capital Corporation 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034	1,958,100		5.0

Gary Bryant 801 E. Campbell Road Suite 638 Richardson, TX 75081	3,577,000		9.2

John Bryant (1) 801 E. Campbell Road, Suite 638 Richardson, TX 75081	12,877,200	(1)	33.2

Byron Pierce (2) 801 E. Campbell Road, Suite 638 Richardson, TX 75081	12,877,200	(2)	33.2

Stan Wright (3) 801 E. Campbell Road, Suite 638 Richardson, TX 75081	6,438,600	(3)	16.6

All officers and directors As a group (3) persons	32,193,000		82.9

(1) Owns 35.3 % of the 36,500,000 shares owned by Reunion Sports Group, LLC
(2) Owns 35.3 % of the 36,500,000 shares owned by Reunion Sports Group, LLC
(3) Owns 17.6 % of the 36,500,000 shares owned by Reunion Sports Group LLC

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 38,837,837 of common stock outstanding as of August 31, 2010

ITEM 5.                      DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding the Company’s executive officers and directors:

Names:	Ages	Titles:
John Bryant	63	Chairman, Chief Executive Officer and Director
Byron Pierce	62	Chief Operating Officer and Director
Stan Wright	60	Chief Financial Officer and Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Currently, our directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Directors and Executive Officers

John Bryant has served as Chief Executive Officer and member of the Board of Directors of Reunion Sports Group, LLC, dba United League Baseball since 2009.  Duties have included all chief executive responsibilities for the league of six professional minor league baseball teams.  He has been active in the professional baseball industry since 1994 and has served as co-founder and Commissioner of the Texas-Louisiana League.  He served from 1983 until 1997 in the United States House of Representatives as U.S. Congressman representing the Dallas, Texas area and ten North Texas Counties and also served as the U.S. Ambassador to the International Telecommunications Union and World Radio Communications Conference in 1997.  In addition, he has been a licensed attorney at law since 1972 and served in the Texas House of Representatives from 1974 to 1983.

Byron Pierce has served as Chief Operating Officer and member of the Board of Directors of Reunion Sports Group, LLC, dba United League Baseball since 2009.  Duties have included all operational responsibilities for the league of six professional minor league baseball teams.  He has been active in the professional baseball industry since 1991 and was co-founder of the Texas-Louisiana League.  In addition, he has been President and Chief Executive Officer of Anchor Sports I, Inc., a distributor of infield maintenance supplies to baseball parks, since 2000.

Stanley Wright has served a Chief Financial Officer and member of the Board of Directors of Reunion Sports Group, LLC, dba United League Baseball since 2009.  Duties have included all financial and accounting responsibilities for the league of six professional minor league baseball teams.  In addition, he has been President and Chief Executive Officer of Motown, Inc., a licensed financial institution, since 2001 as well as a practicing Certified Public Accountant and entrepreneur since 1976.

Board Committees

The Company currently has not yet established any board committees, including compensation and audit committees,

Code of Ethics

The Company has not yet adopted a comprehensive written code of ethics. It is generally the Company’s policy that its operations are to be conducted in compliance with the law and with the highest ethical standards. This policy applies to all employees and others working on behalf of the Company wherever located.

ITEM 6.                      EXECUTIVE COMPENSATION

Neither the Company nor its subsidiary pay any compensation to its officers and directors and have not paid compensation in any amount or of any kind to its executive officers or directors for the years ended 2008 and 2009 and  through August 31, 2010.

Employment Agreements with Executive Officers

There are currently no employment agreement with any of the Executive Officers of the Company.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors do not receive compensation for their services.

Stock Option Plans

None.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

As of June 30, 2010, the Company was indebted to its former controlling stockholders in the amount of $3,501,891.  Pursuant to the Asset Purchase Agreement, this obligation was satisfied by conveying to Pam J. Halter (i) cash in the amount of $100,000, (ii) a note payable from Reunion Sports Group in the amount of $200,000 due January 28, 2011, and 100% of the common stock of the Company’s wholly owned subsidiary Thoroughbreds, Inc.

Director Independence

Our directors are not “independent” directors within the meaning of Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

ITEM 8.                  LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the OTCBB under the symbol MENA. The stock is very thinly traded and the market could be considered illiquid. On September 10, 2010, the last sale price of our common stock as reported on the OTCBB was $1.70.  As of September 13, 2010, there were approximately 221 record owners of our common stock.

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

ITEM 10.                RECENT SALES OF UNREGISTERED SECURITIES

As part of the closing of the Asset Purchase Agreement on September 14, 2010, the Company issued  36,500,000 shares of its common stock  to Reunion Sports Group, LLC.  The Company sold the shares without registration under the Securities Act of 1933, as amended, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. Since the shares have not been registered, they may not be offered or sold by the investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Securities Act of 1933.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share.  The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.  There are currently 38,837,837 shares of Common Stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Securities

We are currently authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001 per share.There are no shares of preferred stock issued or outstanding.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, Inc. The transfer agent’s address is 2591 Dallas Parkway, Suite 102, Frisco, TX 75034 and its telephone number is 469-633-0101.

Anti-Takeover Measures

 Control Share Statute

           Sections 78.378 - 78.3793 of the Nevada statutes constitute Nevada’s control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the Company under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently have more than 100 stockholders of record in Nevada.

Business Combination Statute

           Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. These Sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that company (an “Interested Stockholder”) (A) within five years after the date (the “Acquisition Date”) the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition Date, the corporation’s board of directors had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a “business combination” is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Stockholder or an affiliate. Sections 78.411-78.444 of the Nevada statutes are presently applicable to the Company.

ITEM 12.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article XI of the Company’s Articles of Incorporation limits the liability of the Company’s directors.  It provides that no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which he derived an improper personal benefit.

            In addition, Section 7.8 of the Company’s Bylaws provides that the Company shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person in connection with any proceeding arising by reason of the fact that such person has served as an officer, agent or director of the Company, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served as an officer or director of the Company.

Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) provides, with limited exceptions, that a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)             His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
(b)             His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits the Company to indemnify its directors and officers as follows:

1.             A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

(a)             Is not liable pursuant to NRS 78.138; or
(b)             Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.             A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)             Is not liable pursuant to NRS 78.138; or
(b)             Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.             To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

1.             Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)             By the stockholders;
(b)             By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)             If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d)             If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.             The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.             The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)             Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b)             Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 13.                FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See audited financial statements of United League Baseball, Inc. beginning on page F-1*.

Consolidated unaudited pro forma financial statements begin on page F-1.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.                      EXHIBITS

3.1	(1)	Articles of Incorporation
3.2	(1)	Bylaws
2.1	(2)	Asset Purchase Agreement
10.1	(3)	Professional Baseball Affiliation Agreement - Amarillo 'Dillas Baseball Club, LLC
10.2	(3)	Professional Baseball Affiliation Agreement - Laredo Equities, LLC
10.3	(3)	Professional Baseball Affiliation Agreement - San Angelo Colts Baseball Club, LLC
10.4	(3)	Professional Baseball Affiliation Agreement - Edinburg Equities, LLC
10.5	(3)	Professional Baseball Affiliation Agreement - Whitewings Baseball Club LLC
10.6	(3)	Professional Baseball Affiliation Agreement - Coastal Bend Professional Baseball Club, LLC

(1)	Previously filed as exhibit to Form 10SB, file No. 000-16974
(2)	Previously filed as exhibit to Form 8K filed July 30,2010
(3)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennia, Inc.

Dated: September 15, 2010	By:	/s/ John Bryant
John Bryant
Chief Executive Officer

UNITED LEAGUE BASEBALL, INC.

FINANCIAL STATEMENTS

FOR THE PERIOD

AUGUST 4, 2010 ( Date Of Inception)

THROUGH AUGUST 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
United League Baseball, Inc.

We have audited the accompanying balance sheet of United League Baseball, Inc. as of August 31, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period from August 4, 2010 (inception) through August 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2010, and the results of its operations and cash flows for each of the period from August 4, 2010 (inception) to August 31, 2010 in conformity with generally accepted accounting principles in the United States.

By:	/s/ Sherb & Co., LLP
SHERB & CO, LLP
Certified Public Accountants
New York, New York

September 13, 2010

UNITED LEAGUE BASEBALL, INC.
BALANCE SHEET

AUGUST 31, 2010

TOTAL ASSETS	$--

LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY
Common stock - $.0001 par value; 75,000,000 shares authorized, 100 shares issued and outstanding	1
Additional paid-in capital	499
Accumulated deficit	(500)
TOTAL STOCKHOLDERS’ EQUITY	--

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$--

See accompanying notes to audited financial statements

UNITED LEAGUE BASEBALL, INC.
STATEMENTS OF OPERATIONS
FOR THE PERIOD AUGUST 4, 2010 (Date of Inception) THROUGH AUGUST 31, 2010

REVENUES	$--

OPERATING EXPENSES
Selling, general and administrative expenses	500
LOSS FROM OPERATIONS	(500)

NET LOSS	$(500)

See accompanying notes to audited financial statements

UNITED LEAGUE BASEBALL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD AUGUST 4, 2010 (Date of Inception) THROUGH AUGUST 31, 2010

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Amount	Amount	Amount
Balance at August 4, 2010	-	$-	$-	$-	$-

Initial capitalization	100	1	499	-	500

Net loss for period ended August 31, 2010	-	-	-	(500)	(500)

Balance at August 31, 2010	100	$1	$499	$(500)	$-

See accompanying notes to audited financial statements

UNITED LEAGUE BASEBALL, INC.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD AUGUST 4, 2010 (Date of Inception)THROUGH AUGUST 31, 2010

CASH FLOWS USED IN OPERATING ACTIVITIES

Net loss	$(500)

Net cash used in operating activities	(500)

CASH FLOWS USED ININVESTING ACTIVITIES	--

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Initial capital investment	500
Net cash provided by financing activities	500

Net increase (decrease) in cash	--

Cash and cash equivalents, beginning of period	--

Cash and cash equivalents, end of period	$--

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for taxes	$--
Cash paid for interest	$--

See accompanying notes to audited financial statements

UNITED LEAGUE BASEBALL
NOTES TO FINANCIAL STATEMENTS
 FOR THE PERIOD AUGUST 4, 2010 (Date of Inception) THROUGH AUGUST 31, 2010

NOTE 1—DESCRIPTION OF BUSINESS

United League Baseball, Inc. (the “Company”) was incorporated in Nevada on August 4, 2010 and is a wholly-owned subsidiary of Millennia, Inc.   The Company consists of certain franchise rights, intellectual property and assets for the operation of an independent minor league baseball league.

On July 28, 2010  Reunion Sports Group, LLC, a Texas limited liability company, entered into an Asset Purchase Agreement with Millennia, Inc., pursuant to which  Millennia will acquire assets of Reunion comprising the United League Baseball in exchange for 36,500,000 newly issued shares of Millennia. The assets will consist of the franchise agreements of six independent minor league baseball teams in south and west Texas, expansion rights for future teams to be formed or acquired by the League, intellectual property rights of United, cash of $100,000, a note payable from Reunion in the principal amount of $200,000 and all goodwill associated with the League.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

We consider investments in highly liquid financial instruments with an original stated maturity of three months or less to be cash equivalents.

Statements of Cash Flows

For purposes of the statements of cash flows the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

NOTE 3 – SUBSEQUENT EVENTS

To further its purposes, the Company has entered into affiliation agreements with six independent minor league professional baseball teams located across Texas which presently comprise UBL.  The affiliation agreements provide that each of the six baseball teams, each of which is a Texas limited liability company, will pay as an affiliate in ULB for so long as ULB shall operate as a league and will pay to the Company annual fees in the amount of $100,000 per team.

We have further evaluated all activity of the Company and concluded that no other subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

MILLENNIA, INC.

PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Pro Forma Combined Balance Sheet:

Introduction to Unaudited Pro Forma Combined Balance Sheet	F-2

Pro Forma Combined Balance Sheet As of August 31, 2010	F-3

Notes to Pro Forma Combined Balance Sheet	F-4

F - 1

MILLENNIA, INC.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

Pro Forma and Purchase Accounting Adjustments

The unaudited pro forma combined balance sheet is being presented to give effects of certain capital transactions occurring as a direct result of Millennia having entered into a purchase agreement with Reunion Sports, LLC a Texas Limited Liability Company, pursuant to which Millennia will acquire the assets of Reunion comprising the United Baseball League in exchange for 36,500,000 newly issued shares of common stock.

The transaction will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma combined financial information should be read in conjunction with the unaudited and audited financial statements of the companies included elsewhere in this Form 8-K. The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial position would have been had the transactions contemplated by the Share Exchange Agreement and related transactions occurred on August 31, 2010.

F - 2

MILLENNIA, INC.
Unaudited Pro Forma Combined Balance Sheet
August 31, 2010

		United League	Proforma
	Millennia, Inc.	Baseball, Inc.	Adjustments		Total
Current asset:
Cash	$14	$-	$(14)	a	$-
Livestock, net	7,500	-	(7,500)	a	-

Total assets	$7,514	$-	$(7,514)		$-

Current liabilities:
Accounts payable and accrued expenses	$366,800	$-	$(366,800)	a	$-
Accrued interest	707,349	-	(707,349)	a	-

Total current liabilities	1,074,149	-	(1,074,149)		-

Note payable to related party	400,000	-	(400,000)	a	-
Due to related party	2,070,595	-	(2,070,595)	a	-

Total liabilities	3,544,744	-	(3,544,744)		-

Stockholders' deficit:
Common stock - $0.001 par value
50,000,000 shares authorized, 2,337,837 issued
and outstanding (actual) 38,837,837 issued and oustanding
(pro forma basis)	2,338	1	36,499	a, b	38,838
Additional paid-in capital	6,024,341	499	(6,024,840)	a, b	-
Accumulated deficit	(9,563,909)	(500)	9,525,571	a, b	(38,838)

Total stockholders' deficit	(3,537,230)	-	3,537,230		-

Total liabilities and stockholders' deficit	$7,514	$-	$(7,514)		$-

The accompanying notes are integral parts of the unaudited pro forma combined balance sheet.

F - 3

FOOTNOTES TO PRO FORMA COMBINED BALANCE SHEET

The pro forma adjustments are as follows:

a
To give effect to the terms of the purchase agreement:  "At the Effective Time, Millennia shall fully satisfy all accounts payable and its debt obligation to its principal shareholder (in the amount of $3,501,891 as of June 30, 2010) by conveying to such shareholder (i) cash in the amount of $100,000.00, (ii) the promissory note payable by Seller in the amount of $200,000, plus all interest accrued thereon, and (iii) 100% of the outstanding common stock of Millennia's wholly-owned subsidiary, Thoroughbreds, Inc., and such shareholder shall deliver a release of any further liability from Millennia.  As of result, at the effective time Millennia shall be free of any liability or encumbrance of any kind or character."

b	To give effect to the terms of the purchase agreement: "Millennia will acquire assets of Reunion comprising the United League Baseball in exchange for 36,500,000 newly issued shares of common stock".

F - 4